Exhibit 99.1

Eco Innovation Gains Access to New $10M Line of Credit

to Power Current and Strategic Objectives

VAN NUYS, Calif., June 21, 2022 /PRNewswire/ -- Eco Innovation Group, Inc. (OTC: ECOX) ("ECOX" or the "Company"), an innovative company aggregating investments in new technologies that promote environmental and social well-being and the advancement of green energy solutions, is pleased to announce that the Company has been granted a line of credit of up to $10 million to be used toward retiring outstanding toxic convertible financing notes, investing in commercializing prototypes related to existing projects, and discovering new core innovation opportunities for its technology development pipeline.

"This has been a historically difficult period for growth stocks, with most seeing enormous declines as the baby gets thrown out with the bathwater," remarked Julia Otey-Raudes, CEO of ECO Innovation Group. "However, we have a number of projects we are shepherding to market, and this line of credit will ensure that we have enough capital to achieve our objectives and move forward with no major foreseeable disruptions."

The Company has acquired access to up to $10 million in new capital at better terms than its current financing arrangements, allowing management greater optionality and flexibility in meeting its current goals without subjecting its shareholders to greater dilution risk.

In addition, the new funding round will allow the Company to push its current projects toward commercialization, including its revolutionary new patented Advanced GET system, a next-generation glycerin-based supercritical plant extraction technology system, which has just entered Phase Two of its prototype build process.

In addition, new access to capital will allow the Company to take advantage of new opportunities for pipeline investments as it seeks to broaden its exposure to potentially game-changing new innovations. This is especially important during a period where many inventors and companies are facing difficulties accessing new capital leading to potentially distressed pricing opportunities.

Otey-Raudes added, "While it looks like a difficult context right now due to tightening macro factors, companies able to access capital and continue with opportunistic strategic activity have the potential to capitalize on new deals at much better terms than we have seen over recent terms. We are focused on the long term and accomplishing our vision to deliver strong value to our shareholders. This funding deal offers us the optionality and security we need to achieve that goal."

For additional details, please see the Company's recent related 8K Filing.

About Eco Innovation Group

Eco Innovation Group was founded by Inventors and Business Professionals to help nurture and catalyze the most innovative and impactful products and services, and to deliver those innovations to the world, improving the quality of life in our communities and the world around us, while delivering value to our shareholders. At ECOX, we are dedicated to developing and commercializing successful products. But we will never lose sight of the fact that we exist, first and foremost, to help people and improve life on the planet we all share. We take our Social Responsibility Contract seriously in all our endeavors. It is not only what we do. It is who we are. For more information, visit www.ecoig.com.

View the Company's new video Here.

FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:

Eco Innovation Group, Inc.

Julia.Otey@ecoig.com

www.ecoig.com

Public Relations:

EDM Media, LLC

https://edm.media

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SOURCE Eco Innovation Group